UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported)

December 3, 2004

GENESIS MICROCHIP INC.

(Exact name of registrant as specified in its charter)

Delaware	000-33477	77-0584301
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2150 Gold Street

Alviso, California 95002

(Address of principal executive offices, including zip code)

(408) 262-6599

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(a) Not applicable.

(b) Eric Erdman’s employment as Interim Chief Executive Officer of Genesis Microchip Inc. (the “Company”) terminated pursuant to the terms of his employment agreement with the Company, effective as of November 29, 2004.

In addition, Mr. Erdman and the Company entered into a Separation Agreement and Release (the “Release”) and a Consulting Agreement (the “Consulting Agreement”), each dated as of December 3, 2004. The following summary of the material terms of the Release and the Consulting Agreement is qualified in its entirety by reference to such agreements which are filed as Exhibits 99.1 and 99.2 hereto.

Pursuant to the terms of the Release, Mr. Erdman is entitled to certain severance benefits, including, but not limited to: (i) a lump-sum payment equal to 100% of his current base salary; (ii) a pro-rated lump-sum “full-target” bonus payment based on certain prerequisites set forth in the Release; (iii) accelerated vesting for all stock options granted to Mr. Erdman on or prior to August 12, 2003; (iv) twelve (12) months of additional vesting for all stock options granted to Mr. Erdman after August 12, 2003; (v) the right to exercise all vested stock options (including those vesting pursuant to the Release) for a period of up to eighteen (18) months following the effective date of Mr. Erdman’s termination; and (vi) Company-paid health coverage for Mr. Erdman and his eligible dependents for up to twelve (12) months following the termination of employment.

As a result of the benefits accruing to Mr. Erdman pursuant to the Release, the Company expects to record a cash compensation charge of approximately $400,000 and a non-cash stock compensation charge of approximately $1,800,000 in its Consolidated Statement of Operations for the three month period ended December 31, 2004.

The Consulting Agreement states that Mr. Erdman shall provide services related to the transition of his duties as the Company’s former Interim Chief Executive Officer at a rate of $10,000 per month, until March 31, 2005.

(c) Not applicable.

(d) Not applicable.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Document
99.1	Separation Agreement and Release dated December 3, 2004, between Genesis Microchip Inc. and Eric Erdman

99.2	Consulting Agreement dated December 3, 2004, between Genesis Microchip Inc. and Eric Erdman

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENESIS MICROCHIP INC.

Date: December 8, 2004	By:	/s/ Michael Healy
	Name:	Michael Healy
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Document
99.1	Separation Agreement and Release dated December 3, 2004, between Genesis Microchip, Inc. and Eric Erdman

99.2	Consulting Agreement dated December 3, 2004, between Genesis Microchip, Inc. and Eric Erdman